UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            Form 8-K


Current Report Pursuant to Section 13 or 15(d) of The Securities
                      Exchange Act of 1934

Date of Report (date of earliest event reported) August 31, 1994


                  Trans Financial Bancorp, Inc.
     (Exact name of registrant as specified in its charter)



        Kentucky               0-13030            61-1048868
     (State or other    (Commission File No.)   (IRS Employer
     jurisdiction of                         Identification No.)
      incorporation
     or organization)


500 East Main Street, Bowling Green, Kentucky          42101
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (502)781-5000




  (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

A. Financial statements
The following consolidated financial statements of Kentucky Community Bancorp, Inc., notes related thereto and independent auditors' report thereon are filed as a part of this report:
          1. Independent Auditors' Report;
          2. Consolidated Balance Sheets as of December 31, 1993 and 1992;
          3. Consolidated Statements of Income for the years ended December 31, 1993, 1992 and 1991;
          4. Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1992 and 1991;
          5. Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991; and
          6. Notes to Consolidated Financial Statements.

B.    Exhibits
The following exhibits are filed as a part of this report:
          99. Supplemental Consolidated Financial Statements of Trans Financial Bancorp, Inc. As of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, related notes thereto and report of independent auditors thereon.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Trans Financial Bancorp, Inc.
                                              (Registrant)


Date: December 6, 1994                    By:/s/ Vince A. Berta
                                             Vince A. Berta
                                             Executive Vice President
                                               and Chief Financial Officer

                         KENTUCKY COMMUNITY BANCORP, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 1993 and 1992

                    With Independent Auditors' Report Thereon

                          Independent Auditors' Report



The Board of Directors and Stockholders
Kentucky Community Bancorp, Inc.:


We have audited the accompanying consolidated balance sheets of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements on February 15, 1994, the Corporation merged into Trans Financial Bancorp, Inc.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income
Taxes" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities".





Louisville, Kentucky
March 18, 1994

                KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                           December 31, 1993 and 1992
                        (In thousands, except share data)

            Assets                                        1993         1992

Cash and due from banks (note 2)                        $5,435        5,533
Interest bearing deposits with banks                       100          199
Federal funds sold and securities purchased under
 agreements to resell                                    9,234        9,851
Securities available for sale (amortized cost of $40,106
 in 1993 and market value of $18,944 in 1992) (note 3)  40,853       18,386
Investment securities (approximate market value $12,237
 in 1993 and $26,756 in 1992) (note 3)                  12,061       26,158
Loans (note 4)                                         105,396      102,817
 Less:
 Allowance for loan losses                               1,826        1,980
 Unearned income                                           210          369
     Net loans                                         103,360      100,468
Premises and equipment (note 5)                          2,142        2,378
Other assets (note 9)                                    3,951        4,518
                                                      $177,136      167,491

Liabilities and Stockholders' Equity
Deposits:
 Non-interest bearing                                  $24,777       22,599
 Interest bearing (note 6)                             134,666      128,290
     Total deposits                                    159,443      150,889
Accrued interest, taxes payable and
 other liabilities                                       1,591        1,050
Notes payable (note 7)                                   2,860        1,241
Subordinated debentures (note 8)                             -        2,348
     Total liabilities                                 163,894      155,528

Stockholders' equity (notes 10 and 13):
 Preferred stock, without par value, $500 stated value;
 authorized 199,981 shares; none issued                      -            -
 Common stock, without par value, $2.50 stated
 value; authorized 300,000 shares; issued
 260,956 shares                                          1,305        1,305
 Additional paid-in capital                                943          913
 Retained earnings                                      10,532        9,800
 Treasury stock, 2,055 and 3,692 common shares in 1993
 and 1992, respectively                                   (31)         (55)
 Unrealized net gain on securities available for sale,
 net of tax (note 3)                                       493            -
     Total stockholders' equity                         13,242       11,963

Commitments and contingent liabilities (note 12)
                                                      $177,136      167,491

                        KENTUCKY COMMUNITY BANCORP, INC.
                                AND SUBSIDIARIES

                        Consolidated Statements of Income
                  Years ended December 31, 1993, 1992 and 1991
                        (In thousands, except share data)

                                                  1993       1992        1991
Interest income:
 Loans, including fees                           $8,609     $9,369    $10,365
 Interest bearing deposits with banks                16         26         28
 Federal funds sold and securities purchased
   under agreements to resell                       227        270        601
 U.S. Treasury and Federal agencies               2,425      2,541      2,740
 Obligations of states and political
 subdivisions                                       565        596        695
 Other                                              131        121        167
   Total interest income                         11,973     12,923     14,596
Interest expense:
 Deposits                                         4,466      5,361      7,606
 Federal funds purchased and securities sold
   under agreements to repurchase                     -         17         56
 Notes payable                                      141        108        217
 Subordinated debentures                            126        235        235
   Total interest expense                         4,733      5,721      8,114
   Net interest income                            7,240      7,202      6,482
Provision for loan losses (note 4)                  441        838        772
   Net interest income after provision
   for loan losses                                6,799      6,364      5,710
Non-interest income:
 Trust income                                       267        230        198
 Service charges on deposit accounts                975        904        881
 Securities gains (losses) (notes 3)                 28        (8)       (16)
 Other                                              382        388        333
   Total non-interest income                      1,652      1,514      1,396
Non-interest expenses:
 Salaries and employee benefits (note 11)         3,409      2,774      2,638
 Net occupancy expense                              267        294        251
 Furniture and equipment expense                    792        728        654
 Deposit insurance                                  342        336        302
 Other                                            2,329      2,025      1,903
   Total non-interest expense                     7,139      6,157      5,748
Income before income taxes and cumulative
 effect of change in accounting principle         1,312      1,721      1,358
Income tax expense (note 9)                         429        372        293
 Income before cumulative effect
 of change in accounting for
 income taxes                                       883      1,349      1,065
Cumulative effect of change in accounting for
 income taxes (note 9)                               81          -          -
 Net income                                        $964      1,349      1,065

Income per share before cumulative effect of
 change in accounting principle                   $3.43       5.24        4.14
Cumulative effect of change in accounting
 for income taxes                                   .31       -           -
Net income per common share                       $3.74      $5.24       $4.14

                        KENTUCKY COMMUNITY BANCORP, INC.
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1993, 1992 and 1991

                        (In thousands, except share data)



                       Preferred        Common                               Unrealized Unrealized
                        stock           stock                                loss on   net gain on
                     Number         Number                                   marketable securities
                        of             of                   Retained  Treasury equity    available
                     shares Amount  shares  Amount  Surplus earnings  stock  securities   for sale

Balance at
 December 31, 1990       15    $8  130,478  $1,305     $912   $7,650   $(61)     $(91)         $-

Net income                -     -        -       -        -    1,065       -         -          -
Dividends; $.50 per
 common share             -     -        -       -        -    (129)       -         -          -
Repurchase of preferred
 stock                  (7)   (4)        -       -        -        -       -         -          -
Reissuance of treasury
 stock, 50 common shares  -     -        -       -        1        -       2         -          -
Retirement of treasury
 stock, preferred shares(8)   (4)        -       -        -        -       4         -          -
Decrease in unrealized loss
 on marketable equity
 securities               -     -        -       -        -        -       -        44          -

Balance at
 December 31, 1991        -     -  130,478   1,305      913    8,586    (55)      (47)          -

Net income                -     -        -       -        -    1,349       -         -          -
Dividends; $.525 per
 common share             -     -        -       -        -    (135)       -         -          -
Two-for-one common
 stock split (note 16)    -     -  130,478       -        -        -       -         -          -
Decrease in unrealized loss
 on marketable equity
 securities               -     -        -       -        -        -       -        47          -

Balance at
 December 31, 1992        -     -  260,956   1,305      913    9,800    (55)         -          -

Net income                -     -        -       -        -      964       -         -          -

Dividends; $.90 per
 common share             -     -        -       -        -    (232)       -         -          -

Stock options exercised.
 1,590 common shares      -     -        -       -       28        -      23         -          -

Net unrealized gain on
 securities available
 for sale, net of tax     -     -        -       -        -        -       -         -        493

Reissuance of treasury stock,
 47 common shares         -     -        -       -        2        -       1         -          -

Balance at
 December 31, 1993        -    $-  260,956  $1,305     $943  $10,532   $(31)        $-       $493

See accompanying notes to consolidated financial statements.

                        KENTUCKY COMMUNITY BANCORP, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                  Years ended December 31, 1993, 1992 and 1991
                                  (In thousands)
                                                  1993       1992        1991
Operating activities:
 Net income                                         964      1,349      1,065
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Provision for loan losses                        441        838        772
   Depreciation, amortization and accretion,
   net                                              757        716        483
   Deferred income tax benefit                     (24)       (25)       (40)
   Loss (gain) on sale of securities               (28)          8         16
   Decrease (increase) in other assets             (25)        430        213
   (Decrease) increase in other
   liabilities                                      541      (321)      (259)
Net cash provided by operating activities         2,626      2,995      2,250

Lending and investing activities:
 Net change in interest bearing deposits
 with banks                                          99          -        151
 Net change in Federal funds sold and
 securities purchased under agreements
 to resell                                          617      1,634    (2,096)
 Net change in other short-term investments           -        600        191
 Purchases of investment securities            (16,324)   (18,792)   (14,580)
 Proceeds from sales of investment
 securities                                           -      4,598      3,727
 Proceeds from maturities of investment
 securities                                      12,244     12,930      7,917
 Purchases of securities available for sale    (10,222)          -          -
 Proceeds from sales of securities
 available for sale                               1,078          -          -
 Proceeds from maturities of securities
 available for sale                               5,420          -          -
 Net increase in loans                          (3,318)    (4,852)    (3,025)
 Proceeds from sales of reacquired assets           210        810        635
 Purchases of premises and equipment              (175)      (327)      (105)
     Net cash used in lending and
     investing activities                      (10,371)    (3,399)    (7,185)

Deposit and financing activities:
 Net increase in deposits                         8,554      2,661      4,745
 Net change in Federal funds purchased and
   securities sold under agreements to
   repurchase                                         -    (1,398)        435
 Advances of notes payable                        3,374      1,238          -
 Repayment of notes payable                     (1,755)    (2,088)      (781)
 Retirement of subordinated debt                (2,348)          -          -
 Cash dividends paid                              (232)      (135)      (129)
 Reissuance of common stock from treasury            54          -          3
 Repurchase of preferred stock                        -          -        (4)
     Net cash provided by deposit and
     financing activities                         7,647        278      4,269

     Net decrease in cash and cash equivalents     (98)      (126)      (666)
Cash and cash equivalents at beginning of year    5,533      5,659      6,325
Cash and cash equivalents at end of year         $5,435     $5,533     $5,659




Income tax payments totaled $725,000 in 1993, $399,000 in 1992 and $321,000 in 1991.

Interest  payments totaled $4,597,000 in 1993, $6,042,000 in 1992 and $8,392,000
in 1991.

Non-cash transactions were as follows:

                                                  1993       1992        1991

Transfer of loans to reacquired assets             $259       $325       $606
Transfer of other assets to loans                   274          -          -
Decrease in unrealized loss on marketable
 equity securities                                    -         47         44
Increase in unrealized gains on securities
 available for sale                                 747          -          -
Investment securities transferred to
 securities available for sale                   18,133     18,386          -


See accompanying notes to consolidated financial statements.

                        KENTUCKY COMMUNITY BANCORP, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                        December 31, 1993, 1992 and 1991
                        (In thousands, except share data)


(1)  Summary of Significant Accounting Policies

     Basis of Presentation

     The consolidated financial statements include the accounts of Kentucky Community Bancorp, Inc. (the Corporation) and its wholly-owned subsidiaries, The State National Bank of Maysville (State National), Farmers Liberty Bank (Farmers Liberty) and Peoples First Bank of Morehead (Peoples), collectively (the Banks). Significant intercompany items have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and revenues and expenses for the period. Actual results could differ from those estimates. The accounting policies and methods of applying those policies which have a significant effect on the financial statements are summarized below. Certain prior year amounts have been reclassified for comparability with 1993 presentation.

     On February 15, 1994, the stockholders of the Corporation approved an Agreement and Plan of Reorganization and a related Plan of Merger, which provided for the merger of the Corporation with and into Trans Financial Bancorp, Inc., in a business combination to be accounted for as a pooling-of-interests. This transaction was consummated on February 15, 1994, at which time each outstanding share of the Corporation was converted into
     5.3 shares of Trans Financial Bancorp, Inc. common stock.

     Securities

     Effective December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Accordingly, all debt securities in which the Corporation does not have the ability or management does not have the positive intent to hold to maturity and all marketable equity securities are classified as securities available for sale and are carried at market value. Unrealized gains and losses on securities available for sale are reported as a separate component of stockholders' equity (net of income taxes) beginning December 31, 1993. Securities classified as available for sale prior to December 31, 1993 are reported at the lower of aggregate cost or market value. If management has the intent and the Corporation has the ability at the time of purchase to hold securities until maturity, they are classified as investments and carried at amortized historical cost. The Corporation has no securities classified as trading securities. The specific identification method is used to determine the cost of securities sold. Amortization of premiums and accretion of discounts is recorded by a method approximating level yield. If it is determined that market declines are other than temporary, losses are recognized as securities losses in the consolidated statement of income.

     Loans

     Loans are stated at the unpaid principal balance. Interest income on loans is recorded on the accrual basis except for those loans in a non-accrual income status. The accrual of interest income is discontinued on loans, except consumer loans, which become 90 days past due as to principal or interest unless they are well secured and in the process of collection. Such loans remain on a non-accrual status until factors indicating doubtful collectibility no longer exist. Consumer loans which become 120 days past due are charged to the allowance for loan losses unless they are well secured and in the process of collection. Unearned income, arising principally from consumer installment loans, is reflected as a reduction of loans and is recognized as income using a method which approximates the interest method.

     Allowance for Loan Losses

     The allowance for loan losses is maintained at a level adequate to absorb probable losses in the loan portfolio. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, and such other factors that, in management's judgment, deserve current recognition in estimating loan losses. The allowance for loan losses is increased by the provision for loan losses and reduced by net loan charge-offs.

     Premises and Equipment

     Premises and equipment are carried at cost, less accumulated deprecation. Depreciation of premises and equipment is computed using the straight-line method over the estimated useful lives of the assets.

     Other Assets

     Included in other assets is real estate acquired in settlement of loans and loans classified as in-substance foreclosures which are carried at the lower of fair value minus estimated selling costs or cost. Any write downs  to  fair  value  at  the  date of acquisition  are  charged  to  the allowance for loan losses. Expenses incurred in maintaining assets, subsequent write downs to reflect declines in value and realized gains or losses are reflected in income for the period. Also included in other assets is accrued interest receivable and the excess of cost over fair value of net assets acquired in business combinations (goodwill) which is being amortized on a straight-line basis over 20 years. Unamortized amounts of goodwill were $1,687,000 and $1,824,000 at December 31, 1993 and 1992, respectively.

     Income Taxes

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective January 1, 1993, the Corporation adopted Statement 109 on a prospective basis and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of income.

     The Corporation previously used the asset and liability method under Statement 96. Under the asset and liability method of Statement 96, deferred tax assets and liabilities were recognized for all events that had been recognized in the financial statements. Under Statement 96, the future tax consequences of recovering assets or settling liabilities at their financial statement carrying amounts were considered in calculating deferred taxes. Generally, Statement 96 prohibited consideration of any other future events in calculating deferred taxes.

     Net Income Per Share

     On December 17, 1991, the Corporation's Board of Directors declared a two-for-one stock split effected in the form of a 100% stock dividend, payable January 15, 1992. All per share information in these financial statements has been restated to give effect to this stock split. The weighted average number of shares outstanding, after giving effect to this stock split was 257,821 in 1993, 257,264 in 1992 and 257,226 in 1991.

     Statement of Cash Flows

     For purposes of the statement of cash flows, the Corporation considers cash and due from banks to be cash equivalents.

(2)  Restrictions on Cash and Due from Banks

     The Banks are required to maintain average reserve balances relating to customer deposits, either with the Federal Reserve Bank or in the Banks' vaults. At December 31, 1993, the amount of those required and maintained reserve balances was approximately $1,745,000.

(3)  Securities

     The book values and approximate market values of investment securities at December31,1993 and 1992 follows:

     1993                     Amortized     Unrealized     Market
     (In thousands)              cost     Gains   Losses   value

     Obligations of states and
       political subdivisions  $ 10,511     270       91    10,690
     Other debt securities       1,550       14       17    1,547

                               $ 12,061     284      108    12,237

     1992                     Amortized     Unrealized     Market
     (In thousands)              cost     Gains   Losses   value

     Federal agencies          $ 10,456     216       61    10,611
     Asset-backed securities     6,318      193        2    6,509
     Obligations of states and
       political subdivisions    8,277      264       29    8,512
     Marketable equity securities
       and other securities      1,107       17        -    1,124

                               $ 26,158     690       92    26,756

     Effective December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In conjunction with the adoption of Statement 115, $18,133,000 of investment securities were transferred to securities available for sale. Securities available for sale at December 31, 1992, are carried at the lower of aggregate cost or market value.

     Amortized cost and approximate market values of securities available for sale at December31,1993 and 1992 follows:

     1993                     Amortized     Unrealized     Market
     (In thousands)              cost     Gains   Losses   value

     U.S. Treasury             $ 21,973     564       13    22,524
     Federal agencies            8,641      179       11    8,809
     Asset-backed securities     9,109       66       38    9,137
     Marketable equity
       securities                383      -        -        383
                               40,106     809      62       40,853


     1992                     Amortized     Unrealized     Market
     (In thousands)              cost     Gains   Losses   value

     U.S. Treasury             $ 18,386     571       13    18,944

     A summary of debt securities as of December 31, 1993 based on contractual maturity is presented in the table below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties:

                                   Investment        Securities
                                   Securities     Available for Sale
                              Amortized   Market Amortized Market
     (In thousands)              cost     value    cost    value

     Due within one year       $ 1,571    1,582    7,164    7,286
     Due after one year
       through five years        5,260    5,442    22,317   22,881
     Due after five years
       through ten years         4,706    4,697    1,133    1,166
     Due after ten years           524      516        -        -
                                 12,061   12,237   30,614   31,333

     Asset-backed securities         -        -    9,109    9,137

                               $ 12,061   12,237   39,723   40,470

     Gross gains of $71,000, $49,000 and $33,000 and gross losses of $43,000, $57,000 and $49,000 were realized on sales of securities in 1993, 1992 and 1991, respectively.

     Securities with a par value of approximately $19,094,000 at December 31, 1993 and $12,455,000 at December 31, 1992 were pledged to secure public and trust deposits and certain borrowings.

(4)  Loans

     The composition of loans at December 31, 1993 and 1992 follows:

                                                 1993      1992
                                                 (In thousands)

     Commercial                               $   9,614    11,421
     Real estate mortgage                        60,110    56,199
     Consumer                                    18,339    19,895
     Agricultural                                16,902    15,190
     Other                                          431       112

                                              $ 105,396   102,817

     The amount of non-accrual and restructured loans at December 31, 1993 and 1992 totaled approximately $539,000 and $714,000, respectively. Interest that would have been recorded if all such loans were on a current status was $58,000 in 1993 and $90,000 in 1992. The amount of interest income that was recorded for such loans was approximately $5,000 and $33,000 in 1993 and 1992, respectively.

     Loans to directors and their associates, including loans to affiliated companies of which directors are principal owners, and executive officers amounted to approximately $751,000 and $898,000 at December 31, 1993 and 1992, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for other customers, and do not, in the opinion of management, involve more than normal credit risk.

     Loans outstanding and related unfunded commitments are primarily concentrated within the Banks' markets which encompass Northeast Kentucky. The Banks' credit exposure is diversified, with secured and unsecured loans to consumers, small business, farmers and corporations. Although the Banks have diversified loan portfolios, a customer's ability to honor contracts is reliant upon the economic stability of the geographic region and/or industry in which they do business. No single industry concentration exceeds 10% of loans.

     An analysis of the changes in the allowance for loan losses for the years ended December 31, 1993, 1992 and 1991 follows:
                                       1993      1992      1991
                                            (In thousands)

     Balance at January 1          $   1,980     1,791     1,641
     Provision for loan losses           441       838       772
     Loans charged-off                 (818)     (775)     (689)
     Recoveries                          223       126        67
     Net loan charge-offs              (595)     (649)     (622)

     Balance at December 31        $   1,826     1,980     1,791

(5)  Premises and Equipment

     A summary of premises and equipment follows:
                                                  December 31
                                                 1993      1992
                                                 (In thousands)

     Land and buildings                       $   3,254     3,224
     Furniture and equipment                      3,572     3,428
                                                  6,826     6,652
     Less accumulated depreciation                4,684     4,274

                                              $   2,142     2,378

(6)  Deposits

     Time certificates of deposit outstanding in denominations of $100,000 or more were approximately $16,003,000 and $12,378,000 at December 31, 1993 and 1992, respectively.

(7)  Notes Payable

     A summary of notes payable at December 31, 1993 and 1992 follows:

                                                 1993      1992
                                                 (In thousands)
     Secured note payable to bank; payable in
       quarterly installments of various amounts
       maturing May 1998; interest at 6.7%,
       due quarterly                          $ 2,818           -

     Secured note payable to bank; due September
       1995; monthly principal payments of
       $4,667; interest at the prime interest
       rate (6%), due quarterly                       -       139

     Secured note payable to bank; due September
       1995; annual principal payments of
       $220,000 in 1993 and 1994; interest at
       the prime interest rate (6%) , due
       quarterly                                      -     1,021

     6-5/8% note; payable in annual
       installments of $44,000, including
       interest, through 1994                        42        81

                                              $   2,860     1,241

     The terms of the secured notes paid out in 1993 included a number of restrictive covenants, including maintaining minimum capital to asset ratios at the Banks and a minimum net worth on a consolidated basis. If the terms of the restrictive covenants were not met, the lender may have declared these notes due and payable. The secured notes at December 31, 1993 and 1992 were collateralized by all the issued and outstanding common stock of State National.

     Maturities of the notes payable for the years ending December 31, are $482,000 in 1994, $480,000 in 1995, $500,000 in 1996, $520,000 in 1997 and
     $878,000 thereafter.

     State National has entered into an agreement with the Federal Home Loan Bank of Cincinnati (FHLB) which enables State National to borrow up to $2,709,362. Advances from the FHLB would be collateralized by certain first mortgage loans under a blanket mortgage collateral agreement and stock in the FHLB.

(8)  Subordinated Debentures

     The Corporation issued 10% subordinated debentures due December 31, 2009 which were subordinated to all indebtedness of the Corporation to financial institutions. During 1993, the debentures were paid out with proceeds provided from the note payable to bank discussed in note 7.

(9)  Income Taxes

     As discussed in note 1, the Corporation adopted Statement 109 on a prospective basis as of January 1, 1993. The approximate cumulative effect of this change in accounting for income taxes of $81,000 is determined as of January 1, 1993 and is reported separately in the consolidated statement of income for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

     Total income tax expense for the year ended December 31, 1993 was allocated as follows:

     Income from continuing operations                  $     429
     Stockholders' equity for unrealized gain on
       securities available for sale                          254
                                                        $     683

     The components of income tax expense (benefit) from operations were as follows:

                                         Year ended December 31
     (In thousands)                    1993       1992      1991
     Current                        $     453       498       333
     Alternative minimum tax credit         -     (101)         -
     Deferred                            (24)      (25)      (40)

                                    $     429       372       293

     An analysis of the difference between the statutory and effective tax rates (provision for income taxes as a percentage of income before income taxes) for income from operations for 1993, 1992 and 1991 follows:

                                       1993       1992      1991

     U.S. Federal income tax rate       34.0%     34.0%     34.0%
     Changes from statutory rate
       resulting from:
       Tax exempt interest             (17.9)    (14.1)    (20.1)
       Amortization of goodwill          3.5       2.7       3.4
       Alternative minimum tax credit    -        (5.9)      -
       Expenses of anticipated business
         combination                    11.3       -         -
       Other, net                        1.8       4.9       4.3

                                        32.7%     21.6%     21.6%

     The sources of temporary differences and the resulting deferred income tax expense (benefit) for 1992 and 1991 follows:

                                             Year ended December 31
     (In thousands)                               1992      1991

     Depreciation                             $    (21)       (5)
     Loan loss provision                           (64)      (55)
     Accounting differences for securities            3      (33)
     Deferred tax adjustment for effect of
       alternative minimum tax                       44        29
     Other                                           13        24

                                              $    (25)      (40)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and 1992 are presented below:

         (In thousands)                          1993      1992

      Deferred tax liabilities:
        Premises and equipment               $   (148)     (138)
        Securities available for sale            (273)      (21)
        Other                                        -      (48)
        Total deferred liabilities               (421)     (207)

      Deferred tax assets:
        Allowance for loan losses            $     342       397
        Pension and severance liabilities          135         -
        Capital loss carryforward                   29         -
        Other, net                                  14         -
           Total gross deferred tax assets         520       397
           Less valuation allowance               (58)         -
           Net deferred tax assets           $      41       190

     The valuation allowance for deferred tax assets as of January 1, 1993 was $58,000. There was no change in the total valuation allowance for the year ended December 31, 1993. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Corporation will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 1993.

(10) Stockholders' Equity

     The Corporation's principal source of funds for dividend and interest payments is dividends received from the Banks. Under applicable banking laws, bank regulatory authorities must approve the declaration of dividends in any year in an amount in excess of the sum of net income of that year, as defined, and retained earnings of the preceding two years. At December 31, 1993, retained earnings of the Corporation's subsidiary banks were approximately $8,578,000 of which, at January 1, 1994, approximately $1,552,000 was available for the payment of dividends without approval by bank regulatory authorities.

(11) Employee Benefit Plans

     The Corporation has a non-contributory defined benefit pension plan covering all full-time employees who meet certain requirements as to age and length of service. During 1991, the plan was amended to include employees of all subsidiaries of the Corporation. Prior to the amendment, only employees of State National were included in the plan. The Corporation's funding policy is to contribute at least the minimum amount required by the Employee Retirement Income Security Act of 1974.

     On May 31, 1993, the Corporation froze the plan, thereby eliminating the accrual of benefits for participants after that date. The Corporation has expressed the intent to terminate the plan during 1994. The consolidated financial statements for 1993 include the recognition of the curtailment of the plan for the freezing in 1993 and partial recognition of prior unrecognized loss in anticipation of plan termination.

     The following table sets forth the funded status of the plan and amounts recognized in the consolidated balance sheet at December 31, 1993 and 1992:

                                                 1993      1992
                                                 (In thousands)
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation, including
       vested benefits of $1,300,000 in 1993 and
       $684,000 in 1992                       $   1,340   $   706
       Projected benefit obligation for
         services rendered to date             $ (1,340)   (1,092)
       Plan assets at fair value                  1,080       959
     Plan assets less than projected
       benefit obligation                         (260)     (133)
     Unrecognized net transition asset
       being recognized over 17 years             (242)     (266)
     Unrecognized net loss from past
       experiencedifferent from that
       assumed                                     247       395
     Unrecognized prior service cost                 -        43
     (Accrued) prepaid pension cost
       included in other liabilities in
       1993 and other assets in 1992          $   (255)        39

     Net pension costs for 1993, 1992 and 1991 included the following expense (income) components:

     (In thousands)                    1993       1992      1991
     Service cost-benefits earned
       during the year              $      30        69        41
     Interest cost on projected
       benefit obligation                  71        75        53
     Actual return on plan asset          (68)      (16)     (129)
     Amortization of transition
       asset                              (24)      (24)      (24)
     Amortization of prior
       service cost                         1         3         3
     Gain (loss) deferred                   3      (49)        71
     Recognition of prior service
       cost due to curtailment             45         -         -
     Immediate partial recognition of
       prior unrecognized loss in
       anticipation of plan
       termination                        309         -         -
                                    $     367        58        15

     Plan assets consist of U.S. Treasury Bonds, stocks, corporate bonds and cash equivalents.

     The assumptions used to develop the projected benefit obligation included a discount rate of 4.5% in 1993 and 7.75% for 1992, and an expected rate of increase in compensation level of 5.5% in 1992. The expected long-term rate of return on assets was 8.0% in 1993 and 1992.

     Effective June 1, 1989, the Corporation established a 401(k) Plan, in accordance with the provisions of the Internal Revenue Code, in which all employees qualify for participation. Participants may elect to make contributions to the 401(k) Plan up to 15% of compensation. The Corporation contributes $1 for each $3 contributed by a participant, up to 6% of each participant's compensation. The Corporation's contribution during 1993, 1992 and 1991 totaled approximately $31,000, $29,000 and $26,000, respectively.

(12) Commitments and Contingent Liabilities

     As of December 31, 1993, the Banks had outstanding various commitments and contingent liabilities arising in the normal course of business, such as standby letters of credit and commitments to extend credit, which are properly not reflected in the consolidated financial statements. In management's opinion, these commitments to extend credit of $14,821,000, including standby letters of credit totaling approximately $1,200,000, represent normal banking transactions and no significant losses are anticipated to result therefrom. The Banks' exposure to credit loss in the event of nonperformance by the other party to these commitments is represented by the contractual amount of these instruments. The Banks use the same credit and collateral policies in making commitments and conditional guarantees as they do for on balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     Standby  letters of credit and financial guarantees written are conditional
     commitments  issued  by  the  Banks to  guarantee  a  third  party.   Those
     guarantees are primarily issued to support private borrowing arrangements.

     Also, as of December 31, 1993 there were various pending legal actions and proceedings in which claims for damages are asserted. Management, after discussion with legal counsel and after consideration of possible recourse to third parties, believes the ultimate result of these legal actions and proceedings will not have a material adverse effect upon the consolidated financial statements of the Corporation.

     As of December 31, 1993, the Corporation had accrued all known expenses of the business combination discussed in note 1, including professional fees and severance liabilities paid on consummation of the transaction of $328,000 and $142,000, respectively.

(13) Stock Options

     The Board of Directors adopted an amended stock option plan effective September 1, 1992. Stock options remaining under the prior plan expired. Under the amended stock option plan, options for 2,120 shares of the common stock of the Corporation were granted to the presidents of the Corporation and the Banks at $32.50 per share. During 1993, options for 1,590 shares were exercised. The remaining 530 options were exercised in 1994, prior to the merger date as discussed in note 1.

(14) Disclosures About Fair Value of Financial Instruments

     The estimated fair value of the Corporation's financial instruments are as follows:

                               December 31, 1993  December 31, 1992
                               Carrying    Fair  Carrying   Fair
     (In thousands)             amount    value   amount   value

     Financial assets:
       Cash and short-term
         investments           $14,769   14,769   15,583   15,583
       Securities               52,914   53,090   44,544   45,700
       Loans                   103,360  104,187  100,468  101,988

     Financial liabilities:
       Deposits                159,443  160,081  150,889  151,230
       Notes payable and
         debentures              2,860    2,860    3,589    3,589

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Short-Term Investments

     For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Securities

     For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities or dealer quotes.

     Loans

     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposits

     The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Notes Payable and Debentures

     Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

     Limitations

     The  fair  value estimates are made at a discrete point in  time  based  on relevant market information and information about the financial instruments. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     The fair value estimates are based on financial instruments without attempting to estimate the value of assets and liabilities that are not financial instruments, such as premises and equipment and other assets and liabilities. Accordingly, the fair value estimates do not represent what the Corporation is worth on a fair value basis.